EXHIBIT 3.02



                                      BY LAWS

                                        OF

                        GENERAL EMPLOYMENT ENTERPRISES, INC.

                            As Amended November 19, 2007



                                    ARTICLE I

                                     OFFICES

     The principal office of the corporation in the State of Illinois shall be located in Oakbrook Terrace and the County of DuPage. The corporation may have such other offices, either within or without the State of Illinois, as the business of the corporation may require from time to time.

     The registered office of the corporation required by The Business Corporation Act to be maintained in the State of Illinois may be, but need not be, identical with the principal office in the State of Illinois, and the address of the registered office may be changed from time to time by the board of directors.



                                    ARTICLE II

                                   SHAREHOLDERS

     SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held each year at such time and date as the board of directors may prescribe, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.


     SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the chairman of the board, by the chief executive officer, by the president, by the board of directors or by the holders of not less than one-fifth of all the outstanding shares of the corporation.

     To be properly brought before the special meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the special meeting by or at the direction of the board of directors or (c) otherwise properly brought before the special meeting by shareholders of the corporation holding sufficient shares to call a special meeting as provided in the first paragraph of this Section 2 and (i) being shareholders of record on the record date for the determination of shareholders entitled to vote at such special meeting, on the date such shareholders provide timely notice to the corporation as provided herein and on the date of the special meeting and (ii) complying with the notice procedures set forth in this
Section 2. In addition to any other applicable requirements, for business to be properly brought by shareholders before a special meeting, the shareholders must have given timely notice thereof in writing to the secretary. To be timely, the shareholders' notice must be delivered to and received at the principal office of the corporation, in the case of a special meeting of shareholders, not less than ninety (90) days nor more than one hundred twenty
(120) days prior to the date of the special meeting. The shareholders' notice to the secretary shall set forth as to each matter the shareholders propose to be brought before the special meeting (a) a brief description of the business desired to be brought before the special meeting and the reasons for conducting such business at the special meeting, (b) the name and record address of the shareholders proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the shareholders and (d) any material interest of the shareholders in such business.

     Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at the special meeting except in accordance with the procedures set forth in this Section 2.

     The chairman of a special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2, and if he should so determine, he shall so declare to the meeting and such business not properly brought before the meeting shall not be transacted.


     SECTION 3. PLACE OF MEETING. The board of directors may designate any place, either within or without the State of Illinois, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the State of Illinois.


     SECTION 4. NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, or in the case of a merger or consolidation, not less than twenty (20) nor more than sixty (60) days before the meeting, either personally or by mail, by or at the direction of the chairman of the board, the chief executive officer, the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid.


     SECTION 5. FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation shall fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, for a meeting of shareholders, not less than ten (10) days, or in the case of a merger or consolidation, not less than twenty (20) days, immediately preceding such meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.


     SECTION 6. VOTING LISTS. The officer or agent having charge of the transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this state, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.


     SECTION 7. QUORUM. A majority of the outstanding shares of the corporation, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders; provided, that if less than a

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majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by The Business Corporation Act, the articles of incorporation or these by-laws.


     SECTION 8. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.


     SECTION 9. VOTING OF SHARES. Subject to the provisions of Section 11 of this article, each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders.


     SECTION 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agency, or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

     Shares standing in the name of a deceased person may be voted by his administrator or executor, either in person or by proxy. Shares standing in the name of a guardian, conservator, or trustee may be voted by such fiduciary, either in person or by proxy, but no guardian, conservator, or trustee shall be entitled, as such fiduciary, to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.


     SECTION 11. CUMULATIVE VOTING. In all elections for directors, every shareholder shall have the right to vote, in person or by proxy, the number of shares owned by him, for as many persons as there are directors to be elected, or to cumulate said shares, and give one candidate as many votes as the number of directors multiplied by the number of his shares shall equal, or to distribute them on the same principle among as many candidates as he shall see fit.


     SECTION 12. INSPECTORS. At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting.

     Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and to do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

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     Each report of an inspector shall be in writing and signed by him or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.


     SECTION 13. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

     In order that the corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than twenty (20) days after the date upon which the resolution fixing the record date is adopted by the board of directors. Any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent shall, by written notice to the secretary, request the board of directors to fix a record date. The board of directors shall promptly, but in all events within twenty (20) days after the date on which such request is received, adopt a resolution fixing the record date. If no record date has been fixed by the board of directors within twenty (20) days of the date on which such request has been received, the record date for determining the shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Illinois, its principal place of business, or any officer or agent of the corporation having custody of the book in which proceedings of shareholders meetings are recorded, to the attention of the secretary of the corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by applicable law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action.


     SECTION 14. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.


     SECTION 15. NOTICE OF NOMINATIONS OF DIRECTORS. Nominations for the election of directors may be made by the board of directors or by a committee appointed by the board of directors, or by any shareholder entitled to vote in the election of directors generally may make nominations for the election of directors to be held at an annual meeting of shareholders, provided that such shareholder has given actual written notice of such shareholder's intent to make such nomination or nominations to the secretary of the corporation: (a) with respect to an election to be held at an annual meeting of shareholders, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders, and (b) with respect to an election to be held at a special meeting of shareholders for the election of directors, not later than the close of business on the seventh day following (i) the date on which notice of such meeting is first given to shareholders or (ii) the date on which public disclosure of such meeting is made, whichever is earlier.

     Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings involving any two or more of the shareholders, each such nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder or relating to the corporation or its securities

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or to such nominee's service as a director if elected; (d) such other information regarding such nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the board of directors; and (e) the consent of each nominee to serve as a director of the corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.


     SECTION 16. NOTICE OF SHAREHOLDER BUSINESS. At an annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the board of directors or (b) by any shareholder of the corporation who complies with the notice procedures set forth in this Section 16. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders. A shareholder's notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business. Notwithstanding anything in the by-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 16. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 16, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.



                                     ARTICLE III

                                      DIRECTORS

     SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by its board of directors.


     SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be not less than three (3) nor more than seven (7) and a majority of the total number of directors must be non-employees of the corporation. The number of directors may be fixed or changed from time to time, within the minimum and maximum, by the directors or the shareholders without amending these by-laws. Each director shall hold office until the next annual meeting of shareholders or until his successor shall have been elected and qualified. Directors need not be residents of Illinois or shareholders of the corporation.


     SECTION 3. REGULAR MEETINGS. A regular meeting of the board of directors shall be held without other notice than this by-law, immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, either within or without the State of Illinois, for the holding of additional regular meetings without other notice than such resolution. The time and place for a regular meeting set forth in any such resolution may be changed by written or telephone notice from the chairman of the board or his designee to the directors at least three (3) days prior to the date upon which the meeting is to take place.

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     SECTION 4.  SPECIAL MEETINGS.  Special meetings of the board of directors may be called by or at the request of the chairman of the board, the chief executive officer, the president or a majority of the directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Illinois, as the place for holding any special meeting of the board of directors called by them.


     SECTION 5. NOTICE. Notice of any special meeting shall be given at least three (3) days previous thereto by written notice delivered personally or mailed to each director at his business address, or by an electronic transmission. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. An electronic transmission may include a telephonic facsimile, Internet mail or other electronic means. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objection to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.


     SECTION 6. QUORUM. A majority of the number of directors fixed by these by-laws shall constitute a quorum for transaction of business at any meeting of the board of directors, provided, that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.


     SECTION 7. MANNER OF ACTING. The act of the majority of the directors present at the meeting at which a quorum is present shall be the act of the board of directors.


     SECTION 8. VACANCIES. Any vacancy occurring in the board of directors and any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or special meeting of shareholders called for that purpose or a majority of directors may properly fill one or more vacancies arising between meetings of shareholders by reason of an increase in the number of directors or otherwise, but at no time may the number of directors selected to fill vacancies in this manner during an interim period between meetings of shareholders exceed 33 1/3% of the total membership of the board of directors. A director elected to fill a vacancy shall serve until the next annual meeting of shareholders.


     SECTION 9. INFORMAL ACTION BY DIRECTORS. Any action required to be taken at a meeting of the board of directors, or any other action which may be taken at a meeting of the board of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.


     SECTION 10. COMPENSATION. The board of directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers, or otherwise. By resolution of the board of directors, the directors may be paid their expenses, if any, for attendance at each meeting of the board. Regular, full-time employees who also serve on the board of directors are not to receive additional compensation for serving as members of the board of directors.


     SECTION 11. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the

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meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.


     SECTION 12. TELEPHONE ATTENDANCE. Members of the board of directors or of any committee of the board of directors may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.



                                     ARTICLE IV

                       COMMITTEES OF THE BOARD OF DIRECTORS

     SECTION 1. ESTABLISHMENT OF COMMITTEES. A majority of the directors may create one or more committees and appoint members of the board of directors to serve on the committee or committees. Each committee shall have three (3) or more members, who serve at the pleasure of the board of directors. Any vacancy in a committee may be filled by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors as required.


     SECTION 2. COMMITTEE MEETINGS. Committee meetings may be called by the chairman of the board, the chairman of the committee or by a majority vote of the committee members. A majority of any committee shall constitute a quorum and a majority of a quorum shall be necessary for action by any committee. A committee may act by unanimous consent in writing without a meeting.


     SECTION 3. AUTHORITY OF COMMITTEES. To the extent specified by resolution of the board of directors and these by-laws, each committee may exercise the authority of the board of directors, provided, however, a committee may not:

     a)  authorize distributions;
     b) approve or recommend to shareholders any act requiring the approval of shareholders;
     c)  fill vacancies on any committee;
     d) elect or remove officers or fix the compensation of any member of the committee;
     e)  adopt, amend or repeal these by-laws;
     f)  approve a plan of merger not requiring shareholder approval;
     g) authorize or approve reacquisition of shares, except according to a general formula or method prescribed by the board of directors;
     h) authorize or approve the issuance or sale, or contract for sale, of shares, or determine the designation and relative rights, preferences, and limitations of a series of shares, except that a committee may fix the specific terms of the issuance or sale or contract for sale, or the number of shares to be allocated to particular employees under an employee benefit plan; or
     i) amend, alter, repeal, or take action inconsistent with any resolution or action of the board of directors when the resolution or action of the board of directors provides by its terms that it shall not be amended, altered or repealed by action of a committee.

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                                     ARTICLE V

                                     OFFICERS

     SECTION 1. NUMBER. The officers of the corporation shall be a chairman of the board, a chief executive officer, a president, a chief financial officer, a treasurer, a secretary, one or more vice presidents (the number to be determined by the board of directors), and such assistant treasurers, assistant secretaries as may be elected by the board of directors. Any two or more offices may be held by the same person, except the offices of president and secretary.


     SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Vacancies may be filled or new offices filled at any meeting of the board of directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights.


     SECTION 3. REMOVAL. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.


     SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.


     SECTION 5. CHAIRMAN OF THE BOARD. The board of directors shall elect one of its members to be chairman of the board. The chairman of the board shall preside at all meetings of the shareholders and board of directors, and shall be an ex-officio member of all committees of the board of directors.


     SECTION 6. CHIEF EXECUTIVE OFFICER. The chief executive officer of General Employment Enterprises, Inc. shall have general and active executive powers as well as specific powers conferred by these by-laws. Additionally, the chief executive officer shall specifically possess the power to execute all bonds, mortgages, certificates, contracts and other corporate instruments and to perform all other duties properly assigned by the board of directors.


     SECTION 7. PRESIDENT. The president shall be the chief operating officer of General Employment Enterprises, Inc. and shall have general and active executive powers as well as specific powers conferred by these by-laws.
 The president shall have general authority in the affairs of the corporation, accountable only to the chief executive officer and the board of directors. He shall make such reports to the chief executive officer, the board of directors and the shareholders as may be required. The president shall also be responsible for performing such other duties as the chief executive officer or the board of directors may assign and if required, may sign with the secretary or assistant secretary, certificates for shares of the corporation.


     SECTION 8. CHIEF FINANCIAL OFFICER. The chief financial officer shall be the chief financial officer and the chief accounting officer of General Employment Enterprises, Inc. He shall have responsibility for administering the financial affairs of the corporation. Additionally, the chief financial officer shall be responsible for maintaining strong internal accounting controls, policies, procedures and timely financial

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reporting required by federal, state and local governmental statutes and regulations governing a public company whose shares are publicly traded.
The chief financial officer shall perform all duties incident to the office of chief financial officer and such other duties as from time to time may be assigned to him by the chief executive officer or by the board of directors.


     SECTION 9. VICE-PRESIDENTS. In the absence of the president and the chief executive officer, or their inability or refusal to act, the vice-president (in the event there be more than one vice-president, the vice-presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice-president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the president, the chief executive officer, or by the board of directors.


     SECTION 10. TREASURER. The treasurer shall have the specific duty and responsibility to maintain, control, and secure custody of all of the funds and securities of General Employment Enterprises, Inc. and to invest excess corporate funds in minimal risk financial instruments as prescribed by the investment policy approved by the board of directors, maintaining necessary liquidity of working capital necessary for general operating needs. Additionally, the treasurer shall be responsible for filing all federal, state and local taxes and notwithstanding all specific duties and responsibilities detailed in the by-laws, the treasurer will also be required to perform such additional duties and functions which may be properly assigned by the chief financial officer, by the chief executive officer, or by the board of directors.


     SECTION 11. SECRETARY. The secretary shall: (a) keep minutes of the shareholders' and of the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provision of these by-laws; (d) keep a register of the post-office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the chief executive officer, the president, or a vice-president, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; (g) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned by the chief executive officer, president, or by the board of directors.


     SECTION 12. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries as thereunto authorized by the board of directors may sign with the chief executive officer, the president, or a vice-president, certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the board of directors. The assistant treasurers and assistant secretaries, in general, shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president or the board of directors.


     SECTION 13. GENERAL POWERS OF OFFICERS. The chairman of the board, the chief executive officer, the president and any vice president may sign without countersignature any deeds, mortgages, bonds, contracts, reports to public agencies, or other instruments whether or not the board of directors has expressly authorized execution of such instruments, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these by-laws solely to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. Any other officer of this corporation may sign contracts, reports to public agencies, or other instruments which

                                                                           9


are in the regular course of business and within the scope of his or her authority, except where signing and execution thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed.


     SECTION 14. OFFICER COMPENSATION. The compensation of the officers shall be approved by the board of directors, and no officer shall be prevented from receiving such compensation by reason of the fact that such officer is also a director of the corporation.



                                     ARTICLE VI

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 1. CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.


     SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.


     SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.


     SECTION 4. DEPOSITS. The board of directors may appoint one or more persons who may severally be authorized by the board of directors to select and designate as a depository of and for the moneys and funds of the corporation such bank or banks as such person may from time to time determine; and the said person or persons so authorized by the board of directors may further be authorized severally to terminate and cancel the designation of any bank or banks as a depository of this corporation.



                                    ARTICLE VII

       CERTIFICATES FOR SHARES, UNCERTIFICATED SHARES AND THEIR TRANSFER

     SECTION 1. CERTIFICATES FOR SHARES AND UNCERTIFICATED SHARES. The issued shares of the corporation shall be represented by certificates or shall be uncertificated shares. Certificates representing shares of the corporation shall be in such form as may be determined by the board of directors. Such certificates shall be signed by any one of the chief executive officer, the president, or a vice president, and shall be countersigned by the secretary or an assistant secretary, and shall be sealed with the seal, or a facsimile of the seal, of the corporation. If a certificate is countersigned by a transfer agent or registrar, other than the corporation itself or its employee, any other signatures or countersignature on the certificate may be facsimiles.
In case any officer of the corporation, or any officer or employee of the transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer of the corporation, or an officer or employee of the transfer agent or registrar before such certificate is issued, the certificate may be issued by the corporation with the same effect as if the officer of the corporation, or the officer or employee of the transfer agent or registrar had not ceased to be such at the date of its issue. Each certificate representing shares shall state: that the corporation is organized under the laws of the State of Illinois; the name of the person to whom issued; the number and class of shares; and

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the designation of the series, if any, which such certificate represents.  Each certificate shall be consecutively numbered or otherwise identified. All certificates surrendered to the corporation for transfer shall be cancelled, and no new certificate or uncertificated shares shall be issued in replacement therefor until the former certificate for a like number of shares shall have been surrendered and cancelled, except in the case of lost, destroyed or mutilated certificates.

     The board of directors may provide by resolution that some or all of any classes or series of the corporation's shares shall be uncertificated shares, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certification pursuant to this section. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and rights and obligations of the holders of certificates representing shares of the same class and series shall be identical. The name of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the books of the corporation.


     SECTION 2. TRANSFER OF SHARES. Transfers of shares of the corporation shall be made only on the books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed an owner thereof for all purposes as regards the corporation.


     SECTION 3. TRANSFER AGENT AND REGISTRAR. The board of directors may from time to time appoint such transfer agents and registrars in such locations as it shall determine, and may, in its discretion, appoint a single entity to act in the capacity of both transfer agent and registrar in any one location.



                                    ARTICLE VIII

                                  INDEMNIFICATION

     SECTION 1. INDEMNIFICATION OF DIRECTORS AND OFFICERS. The corporation shall, to the fullest extent to which it is empowered to do so by The Illinois Business Corporation Act of 1983 or any other applicable laws as may from time to time be in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the corporation, or that he or she is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.


     SECTION 2.  CONTRACT WITH THE CORPORATION.  The provisions of this
Article VIII shall be deemed to be a contract between the corporation and each director or officer who serves in any such capacity at any time while this article is in effect, and any repeal or modification of this Article VIII shall not affect any rights or obligations hereunder with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.


     SECTION 3. INDEMNIFICATION OF EMPLOYEES AND AGENTS. Persons who are not covered by the foregoing provisions of this Article VIII and who are or were employees or agents of the

                                                                           11


corporation, or who are or were serving at the request of the corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the board of directors; provided, however, that to the extent that such employee or agent has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding to which he or she was made a party by reason of the fact that he or she is or was an employee or agent acting in the above-described capacity, or in defense of any claim, issue or matter therein, the corporation shall indemnify such employee or agent against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.


     SECTION 4. OTHER RIGHTS OF INDEMNIFICATION. The indemnification provided or permitted by this Article VIII shall not be deemed exclusive of any other rights to which those indemnified may be entitled by law or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.



                                     ARTICLE IX

                                     FISCAL YEAR

     The fiscal year of the corporation shall begin on the first day of October in each year and end on the last day of September of each year.



                                     ARTICLE X

                                     DIVIDENDS

     The board of directors may from time to time, declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.



                                     ARTICLE XI

                                        SEAL

     The board of directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words, "Corporate Seal, Illinois."



                                    ARTICLE XII

                                 WAIVER OF NOTICE

     Whenever any notice whatever is required to be given under the provisions of these by-laws or under the provisions of the articles of incorporation or under the provisions of The Business Corporation Act of the State of Illinois, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

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                                   ARTICLE XIII

                                    AMENDMENTS

These by-laws may be altered, amended or repealed and new by-laws may be adopted at any meeting of the board of directors of the corporation by a vote of 66 2/3% of the directors present at the meeting or at any meeting of the shareholders of the corporation by the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of the corporation.

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